Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

August 18, 2021

AMES NATIONAL CORPORATION DECLARED CASH DIVIDEND

AMES, IOWA – On August 17, 2021 Ames National Corporation (the “Company”) declared a cash dividend of $0.26 per common share. The dividend is payable November 15, 2021, to shareholders of record at the close of business on November 1, 2021.

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Company’s affiliate banks include: First National Bank, Ames, Iowa; Boone Bank & Trust Co., Boone, Iowa; State Bank & Trust Co., Nevada, Iowa; Iowa State Savings Bank, Creston, Iowa; Reliance State Bank, Story City, Iowa; and United Bank & Trust NA, Marshalltown, Iowa. Additional information about the Company can be found at www.amesnational.com.